Exhibit 10.1
January 24, 2011
Inovio Pharmaceuticals, Inc.
1787 Sentry Parkway West
Building 18, Suite 400
Blue Bell, PA 19422
Ladies and Gentlemen:
     The undersigned (the “Investor”) hereby confirms and agrees with you as follows:
     1. This Purchase Agreement (the “Agreement”) is made as of the date hereof between Inovio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Investor that is a signatory to this Agreement.
     2. The Company has authorized the sale and issuance of up to 21,130,400 shares (the “Offered Shares”) of common stock, par value $0.001 per share (the “Common Stock”), and Warrants to purchase up to 10,565,200 shares of Common Stock (the “Offered Warrants”). The Offered Shares and the Offered Warrants will be sold together as units (“Units”), each Unit consisting of one share of Common Stock and one Warrant to purchase 0.5 of a share of Common Stock. The Units will not be certificated and the Offered Shares and the Offered Warrants shall be immediately separable and transferable upon issuance. The Common Stock issuable upon exercise of the Offered Warrants is herein referred to as the “Warrant Shares.” The Offered Shares, the Offered Warrants and the Warrant Shares are collectively referred to herein as the “Offered Securities.” The offering of the Offered Securities (the “Offering”) is being made pursuant to an effective shelf registration statement on Form S-3 (SEC File No. 333-160123).
     3. The Company and the Investor agree that the Offering is being made subject to the execution by the Company and the Placement Agent of the Placement Agency Agreement, delivery of the base prospectus relating to the Offered Securities and delivery of additional offering information, including pricing information. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Offered Securities set forth below the Investor’s name on Schedule I hereto, at a purchase price of $1.15 per Unit, pursuant to the Terms and Conditions for Purchase of Offered Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the Placement Agent and that there is no minimum offering amount. Shares of Common Stock will be credited to the Investor using customary book-entry procedures. The executed Warrant will be delivered pursuant to the terms thereof.
     4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) except as set forth on Schedule II hereto, neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it is not a FINRA member or a person associated with or affiliated with any FINRA member as of the date hereof.

     5. The Investor confirms that it has had full access to all filings made by the Company with the Securities and Exchange Commission, including the registration statement and base prospectus relating to the Offered Securities, and the documents incorporated by reference therein, and that it was able to read, review, download and print each such filing.

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     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor:

By:

	Name:	Austin W. Marxe

	Title:	Authorized Signatory

AGREED AND ACCEPTED:

INOVIO PHARMACEUTICALS, INC.

By:

Name:

Title:

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SCHEDULE I
SCHEDULE OF INVESTORS
Name of Investor:
_______________________
Name of Individual Representing
Investor:
Austin W. Marxe
Title of Individual Representing
Investor:
Authorized Signatory
Address:      527 Madison Avenue, Suite 2600, New York, NY 10022
Telephone:      212-319-6670
Telecopier:      212-319-6677

Number of	Price Per	Aggregate
Offered Units	Unit	Purchase
to Be Purchased	In Dollars	Price
	$1.15	$

SCHEDULE II
SCHEDULE OF BENEFICIAL OWNERSHIP
     Please provide the number of securities of Inovio Pharmaceuticals, Inc. that you or your organization will own immediately after Closing, including those Offered Securities purchased by you or your organization pursuant to this Investor Purchase Agreement and those securities purchased or acquired by you or your organization through other transactions and provide the number of securities that you have or your organization has the right to acquire within 60 days of Closing:

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF OFFERED SECURITIES
     1. Agreement to Sell and Purchase the Offered Securities; Placement Agent.
     1.1 Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 2 below), the Company will sell to the Investor, and the Investor will purchase from the Company, the number of units set forth on Schedule I of this Agreement below such Investor’s name at the purchase price set forth therein.
     1.2 The Company may enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Offered Securities to them. The Investor and the Other Investors hereinafter collectively are referred to as the “Investors,” and this Agreement and the agreements executed by the Other Investors are hereinafter collectively referred to as the “Agreements”. The Company may accept or reject any one or more Agreements in its sole discretion.
     1.3 The Company has entered into a Placement Agency Agreement (the “Placement Agency Agreement”) dated the date hereof with Roth Capital Partners, LLC in its capacity as Placement Agent for the Offering (the “Placement Agent”), and the Company has agreed to pay the Placement Agent a fee in respect of the sale of the units. The representations and warranties of the Company in the Placement Agency Agreement are hereby incorporated by reference and the Company acknowledges that the Investor has relied on such representations and warranties in determining to purchase the Offered Securities.
     2. Delivery of the Offered Securities at Closing. The completion of the purchase and sale of the Offered Securities (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          The Company’s obligation to issue and sell the Offered Securities at Closing to the Investor shall be subject to the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.
          The Investor’s obligation to purchase the Offered Securities shall be subject to the condition that the Placement Agent shall not have (a) terminated the Placement Agency Agreement pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied.
          At the Closing, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the following account:
Genetronics, Inc.
Wells Fargo Bank, San Francisco, CA
Transit: 121000248
A/N: 4121149694
Swift: WFB1US6S

          Upon receipt of payment by, or on behalf of the Investor, the Company shall (a) deliver the Offered Shares purchased by the Investor to the Investor through DTC directly to the account(s) of the applicable DTC Holder as set forth on Annex II and (b) deliver the Offered Warrants to the Investor at the address set forth on Annex II.
     3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:
     3.1 The issuance and sale of each of the Offered Shares and the Offered Warrants have been duly authorized by the Company, and the Offered Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Offered Warrants, and the Warrant Shares, when issued by the Company upon valid exercise of the Offered Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights.
     3.2 Each of this Agreement and the Offered Warrants constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     3.3 The Company shall not effect any offer or sale of any equity or equity-related securities that would result in the transactions contemplated hereby becoming subject to stockholder approval under the rules and regulations of FINRA or the NYSE Amex.
     4. Representations, Warranties and Covenants of the Investor. The Investor represents and warrants to the Company as follows:
     4.1 The Investor has received the Company’s base prospectus relating to the Offered Securities. The Investor acknowledges that the Investor has received certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such Offering Information may be provided to the Investor by any means permitted under the Securities Act of 1933, as amended, including through a prospectus supplement, a free writing prospectus and oral communications.
     4.2 The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     4.3 The Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Offered Securities and has, in connection with its decision to purchase the number of Offered Securities set forth on Schedule I to the Agreement, relied solely upon the registration statement, the base prospectus, the Offering Information and any amendments or supplements thereto and has not relied upon any information provided by the Placement Agent.
     4.4 The Investor understands that nothing in the registration statement, the base prospectus, the Offering Information and any amendments or supplements thereto, this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Offered Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Offered Securities.
     4.5 From and after obtaining knowledge of the sale of the Offered Securities contemplated hereby, the Investor has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities), and has not violated its obligations of confidentiality. The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) or disclose any information about the contemplated offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Offered Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
     5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to such Investor of the Offered Securities being purchased and the payment therefor.
     6. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows: (a) if to the Company, at the office of the Company, 1787 Sentry Parkway West, Building 18, Suite 400, Blue Bell, Pennsylvania 19422; and (b) if to an Investor, at its address on Schedule I hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Investor.
     7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
     8. Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.
     9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

     11. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be as effective as original signatures.
     12. Termination. In the event that the Placement Agency Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Annex II
INOVIO PHARMACEUTICALS, INC.
INVESTOR QUESTIONNAIRE
     Pursuant to Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares: